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AIM MID CAP CORE EQUITY FUND                                      SUB-ITEM 77Q3

DUE TO THE RESTRICTIONS IN THE FORMAT OF FORM N-SAR TO ALLOW REPORTING OF INFORMATION FOR MULTIPLE CLASSES OF SHARES, THIS EXHIBIT PROVIDES CLASS LEVEL INFORMATION FOR ITEMS 72DD, 73A, 74U AND 74V.

FOR PERIOD ENDING:   12/31/2009
FILE NUMBER :        811-2699
SERIES NO.:          1

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
72DD.        1  Total income dividends for which record date passed during the period. (000's Omitted)
                Class A                $ 1,351
             2  Dividends for a second class of open-end company shares (000's Omitted)
                Class B                $   209
                Class C                $   223
                Class R                $    91
                Class Y                $   213
                Institutional Class    $   548

73A.            Payments per share outstanding during the entire current period: (form nnn.nnnn)
             1  Dividends from net investment income
                Class A                 0.0189
             2  Dividends for a second class of open-end company shares (form nnn.nnnn)
                Class B                 0.0189
                Class C                 0.0189
                Class R                 0.0189
                Class Y                 0.0537
                Institutional Class     0.0704

74U.         1  Number of shares outstanding (000's Omitted)
                Class A                 72,307
             2  Number of shares outstanding of a second class of open-end company shares (000's Omitted)
                Class B                 10,739
                Class C                 11,916
                Class R                  4,917
                Class Y                  4,140
                Institutional Class      9,214

74V.         1  Net asset value per share (to nearest cent)
                Class A                $ 20.95
             2  Net asset value per share of a second class of open-end company shares (to nearest cent)
                Class B                $ 17.06
                Class C                $ 17.02
                Class R                $ 20.71
                Class Y                $ 20.97
                Institutional Class    $ 21.74
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